UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2021

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9605 Medical Center Drive, Suite 100 Rockville, Maryland	20850
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (301) 825-5320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introduction

On February 19, 2021, CBMG Merger Sub Inc. (“Merger Sub”), a Delaware corporation and a wholly-owned subsidiary of CBMG Holdings, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”) merged (the “Merger”) with and into Cellular Biomedicine Group, Inc. (the “Company”). The Merger was completed pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) entered into on August 11, 2020, by and among the Company, Parent and Merger Sub. The Company continued as the surviving corporation and a wholly-owned subsidiary of Parent (the “Surviving Corporation”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in the Introduction to this Current Report on Form 8-K (the “Introduction”) is incorporated into this Item 2.01 by reference. Capitalized terms not otherwise defined have the meanings set forth in the Merger Agreement.

At the effective time of the Merger, each ordinary share, par value $0.001 per share, of the Company (“Common Stock”) issued and outstanding immediately prior to the effective time other than (i) shares of Common Stock owned by Parent, Merger Sub or any other direct or indirect wholly-owned subsidiary of Parent and shares of Common Stock owned by the Company, (ii) shares of Common Stock owned by the stockholders, who agreed to cancel the shares of the Common Stock owned by them for no cash consideration and subscribe for newly issued shares of Parent, and (iii) shares of Common Stock owned by stockholders who are entitled to, and who have timely perfected and have not withdrawn a demand for (or lost their right to), appraisal rights pursuant to Section 262 of the General Corporation Law of the State of Delaware) was automatically cancelled and exchanged into the right to receive $19.75 in cash (the “Per Share Merger Consideration”), without interest and subject to any applicable withholding taxes. The Merger is a “going private transaction” under U.S. Securities and Exchange Commission rules.

Vested Company Equity Awards. The vested Stock Options, RSUs and PSUs (in each case, as defined below) are referred to herein as “Vested Company Equity Awards.” Certain outstanding equity awards granted under the Company’s 2014 Equity Incentive Plan, as amended, and the Company’s 2011 Incentive Stock Option Plan, as amended, vested immediately prior to the Merger pursuant to their terms, and therefore (unless otherwise agreed between the applicable holder and Parent) were treated as Vested Company Equity Awards in connection with the Merger.

Except as otherwise agreed to in writing between a holder of a Vested Company Equity Award and Parent, each outstanding Vested Company Equity Award was automatically canceled immediately prior to the effective time of the Merger and entitled its holder to receive (without interest) from the Surviving Corporation, as promptly as practicable after the effective time of the Merger:

(i) for each vested outstanding and unexercised option to purchase shares of Common Stock (“Stock Option”), an amount in cash equal to (A) the total number of shares of Common Stock subject to such Stock Option immediately prior to the effective time of the Merger multiplied by (B) the excess, if any, of the Per Share Merger Consideration over the exercise price per share of Common Stock under such Stock Option (subject to any applicable withholding taxes). Any vested Stock Option which had an exercise price per share of Common Stock that was greater than or equal to the Per Share Merger Consideration was canceled at the effective time of the Merger for no consideration or payment;

(ii) for each vested Company time-vesting restricted stock unit (“RSU”), an amount in cash equal to (A) the total number of shares of Common Stock subject to such vested RSU immediately prior to the effective time of the Merger multiplied by (B) the Per Share Merger Consideration (subject to any applicable withholding taxes); and

(iii) for each vested Company performance-vesting restricted stock unit (“PSU”), an amount in cash equal to (A) the number of shares of Common Stock subject to such vested PSU, calculated based on actual performance achieved in accordance with the terms of each vested PSU, immediately prior to the effective time of the Merger multiplied by (B) the Per Share Merger Consideration (subject to any applicable withholding taxes).

The Buyer Consortium entered into arrangements with certain holders of Vested Company Equity Awards that provide for the rollover of such awards into ordinary shares of Parent.

Unvested Company Equity Awards. Except as otherwise agreed to in writing between a holder of an Unvested Company Equity Award (as defined below) and Parent, each Unvested Company Equity Award outstanding immediately prior to the effective time of the Merger was assumed by Parent as an equity award of the same type covering ordinary shares of Parent and continued to have, and be subject to, the same terms and conditions (including vesting terms) set forth in the Company equity plan under which it was granted and the equity award agreements relating thereto, as in effect immediately prior to the effective time of the Merger, except that (i) the number of ordinary shares of Parent covered by each such assumed equity award was equal the number of shares of Common Stock subject to such equity award, multiplied by the Exchange Ratio (as defined below), with the result rounded down to the nearest whole share, and (ii) the per share exercise price for the ordinary shares of Parent issuable upon exercise of an assumed equity award that was a Stock Option was equal to the quotient obtained by dividing the exercise price per share of Common Stock at which such assumed equity award was exercisable immediately prior to the effective time of the Merger by the Exchange Ratio, rounded up to the nearest whole cent. The unvested Stock Options, RSUs and PSUs are referred to herein as “Unvested Company Equity Awards.” The “Exchange Ratio” is the ratio of the Per Share Merger Consideration divided by the fair market value of one ordinary share of Parent as of the date the Merger is consummated.

The description of the Merger set forth above does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed by the Company as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 12, 2020.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the Nasdaq Global Select Market (“Nasdaq”) on February 19, 2021 that each share of Common Stock (except as described in Item 2.01 hereof) was converted pursuant to the Merger Agreement as described under Item 2.01, and the Company requested that Nasdaq file a Form 25 with the Securities and Exchange Commission (“SEC”) to delist and deregister the Common Stock as of the close of market on February 19, 2021 pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Company will file with the SEC a Form 15 requesting the suspension of reporting obligations with respect to the Common Stock under Sections 13 and 15(d) of the Exchange Act.

The information set forth under Items 2.01, 3.03 and 5.01 is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each share of Common Stock (except as described in Item 2.01 hereof) was cancelled and automatically converted into the right to receive the Per Share Merger Consideration.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly-owned subsidiary of Parent. The total amount of consideration payable to the Company’s equityholders in connection with the Merger was approximately $200 million. The funds used by Parent to consummate the Merger and complete the related transactions came from equity contributions in cash as contemplated by the equity commitment letters between Parent and each of the equity investors.

The information set forth under Item 2.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Merger and in accordance with the Merger Agreement (and not as a result of any disagreement with the Company), the following directors of the Company: Chun Kwok Alan Au, Terry Belmont, Jacky (Gang) Ji, Steve (Wentao) Liu, Darren O’Brien, and Hansheng Zhou ceased to be directors of the Company, effective as of the effective time of the Merger. Tony (Bizuo) Liu and Edward Schafer remain as two directors of the Surviving Corporation.

Effective upon completion of the Merger, the directors of Merger Sub became the initial directors of the Surviving Corporation.

Effective upon completion of the Merger, the officers of the Company, Andrew Chan, Tony (Bizuo) Liu, and Yihong Yao, became the initial officers of the Surviving Corporation.

Item 5.03 Amendments to Certificate of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon completion of the Merger, the certificate of incorporation and bylaws of the Company, as in effect immediately prior to the effective time of the Merger, were amended and restated in their entirety. Copies of the Company’s amended and restated certificate of incorporation and the Company’s amended and restated bylaws are attached as Exhibits 3.1 and 3.2, respectively, hereto, each of which are incorporated herein by reference.

Item 8.01 Other Events.

On February 19, 2021, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Certificate of Incorporation of Cellular Biomedicine Group, Inc.

3.2	Amended and Restated Bylaws of Cellular Biomedicine Group, Inc

99.1	Press Release dated February 19, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: February 19, 2021	By:	/s/ Andrew Chan
Andrew Chan
Chief Legal Officer